UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: March 17, 2015
(Date of earliest event reported)

A. M. CASTLE & CO.
(Exact name of registrant as specified in its charter)

Maryland	1-5415	36-0879160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Kensington Road, Suite 220 Oak Brook, IL 60523
(Address of principal executive offices)

Registrant's telephone number including area code: (847) 455-7111

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13 e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Item 1.01    Entry into a Material Definitive Agreement
On March 17, 2015, A. M. Castle & Co. (the “Company”) entered into a Settlement Agreement (the “Agreement”) with Raging Capital Management, LLC (“Raging Capital”) and certain of its affiliates (the “Raging Capital Group”), and Steven W. Scheinkman, Kenneth H. Traub and Allan J. Young (the “Raging Capital Nominees”).
Pursuant to the terms of the Agreement, the size of the Board of Directors was expanded from 9 to 10 members and the Board elected Steven W. Scheinkman to the Board as a Class I director (with a term expiring at the 2017 Annual Meeting), Kenneth H. Traub as a Class II director (with a term expiring at the 2018 Annual Meeting) and Allan J. Young as a Class II director (with a term expiring at the 2018 Annual Meeting). On March 17, 2015, John McCartney and Terrence J. Keating resigned from the Board and each of Pamela Forbes Lieberman and Jonathan Mellin have been elected as Class I directors (with terms expiring at the 2017 Annual Meeting) to fill the vacancies in those classes created by the resignations of Messrs. McCartney and Keating. The Board will also nominate for election at the 2015 Annual Meeting (a) the Raging Capital Nominees to serve in the classes set forth above and (b) two directors designated by the Board to serve as Class I directors and one director designated by the Board to serve as a Class II director.
The Board has appointed the Raging Capital Nominees to serve on the following committees of the Board: Steven W. Scheinkman-Audit Committee; Kenneth H. Traub-Finance Committee and Human Resources Committee; and Allan J. Young-Finance Committee and Governance Committee. For so long as at least two Raging Capital Nominees remain members of the Board, one Raging Capital Nominee will be offered the opportunity to be a member of each committee of the Board. The Board has also formed a Finance Committee to review, evaluate and make recommendations to the Board regarding the Company’s capital structure, working capital management, and other financial policies.
If the members of the Raging Capital Group (together with their controlled affiliates) cease collectively to beneficially own an aggregate net long position in at least 1,762,835 shares of the Company’s common stock (as adjusted from time to time for any stock dividends, combinations, splits, recapitalizations and the like), then one Raging Capital Nominee selected by the Raging Capital Group (which will initially be Allan J. Young) will promptly tender his resignation from the Board and any committee of the Board on which he is a member; provided, that the Board may, but is not obligated, to accept any such resignation.
The members of the Raging Capital Group and each Raging Capital Nominee have also agreed to customary standstill restrictions during the standstill period beginning on the date of execution of the Agreement and ending on the date that is 30 days prior to the deadline for submission of stockholder nominations for director for the Company’s 2016 annual meeting of stockholders, including specified prohibitions against solicitation of proxies, submission of stockholder proposals, formation of a group, calling a special meeting and engaging in extraordinary transactions with or involving the Company.
The standstill will also restrict the members of the Raging Capital Group from acquiring beneficial ownership of in excess of 22.5% of the Company’s total outstanding common stock or beneficial ownership of any of the Company’s 12.75% Senior Secured Notes due 2016, 7% Convertible Notes due 2017 or any other interests in the Company’s indebtedness such that the aggregate principal amount of all such indebtedness exceeds $40,000,000.
The foregoing description of the Agreement does not purport to be a complete summary of the terms of the Agreement and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 17, 2015, Terrence J. Keating and John McCartney each resigned from their respective positions as members of the Board and all committees of the Board on which they served. Neither Mr. Keating’s nor Mr. McCartney’s resignations were because of a disagreement with the Company on any matters relating to the Company’s operations, policies, or practices. On March 17, 2015, the Board elected current directors Pamela Forbes Lieberman and Jonathan Mellin as Class I directors (with terms expiring at the 2017 Annual Meeting) to fill the vacancies created by the resignations of Messrs. McCartney and Keating.
Pursuant to the Agreement, on March 17, 2015, the size of the Board of Directors was expanded from 9 to 10 members and the Board elected Steven W. Scheinkman to the Board as a Class I director (with a term expiring at the 2017 Annual Meeting), Kenneth H. Traub as a Class II director (with a term expiring at the 2018 Annual Meeting) and Allan J. Young as a Class II director (with a term expiring at the 2018 Annual Meeting).
Raging Capital, together with certain affiliates, currently owns approximately 19.7% of the Company’s outstanding common stock, $21,500,000 principal amount of the Company’s 12.75% Senior Secured Notes due 2016 and $4,200,000 principal amount of the Company’s 7.0% Convertible Notes due 2017. Raging Capital has entered into an agreement with Mr. Traub pursuant to which he will be eligible to receive from Raging Capital a portion of Raging Capital’s incentive allocation attributable solely to the performance of Raging Capital’s investment in the Company’s common stock that is earned by Raging Capital. Allan J. Young is a Managing Partner at, and holds an economic interest in, Raging Capital.
Mr. Scheinkman, Mr. Traub, and Mr. Young will receive compensation as non-employee directors in accordance with the Company’s non-employee director compensation practices described in the Company’s Annual Proxy Statement filed with the Securities and Exchange Commission on March 14, 2014. Except for the Agreement, there are no arrangements or understandings with the Company pursuant to which any of Mr. Scheinkman, Mr. Traub or Mr. Young was appointed to the Board.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On March 17, 2015, the Board of Directors approved an amendment to the Amended and Restated Bylaws of the Company (the “Amendment”). The Amendment amended Section 2 of Article II to allow the Board to set the date, location, and time of the Company’s annual meeting of stockholders.

The description above of the Amendment to the Company’s Amended and Restated Bylaws does not purport to be complete, and is qualified in its entirety by reference to the full text of Section 2 of Article II of the Amended and Restated Bylaws, set forth in Exhibit 3.1 to this Form 8-K and incorporated in this Item by reference.

Item 8.01    Other Information.
The Company will hold its 2015 Annual Meeting of Stockholders on Thursday, May 28, 2015, at 10:00 a.m., Central Time. The meeting will be held at the Company headquarters at 1420 Kensington Road, Suite 220 in Oak Brook, Illinois. Holders of common stock at the close of business on Wednesday, April 1, 2015, are entitled to notice of and to vote at the Annual Meeting.

Item 9.01    Financial Statements and Exhibits
(d)    The following exhibits are filed as part of this report:

Exhibit No.	Description
Exhibit 3.1	Amended and Restated Bylaws of A. M. Castle & Co., as adopted on March 17, 2015.
Exhibit 10.1
Settlement Agreement dated March 17, 2015, by and among A. M. Castle & Co., Raging Capital Management, LLC and certain of their affiliates, and Steven W. Scheinkman, Kenneth H. Traub, and Allan J. Young.

Exhibit 99.1	Press Release dated March 17, 2015.

Cautionary Statement on Risks Associated with Forward Looking Statements
Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the Company assumes no obligation to update the information included in this report. Such forward looking statements include, but are not limited to, statements concerning our possible or assumed future results of operations, and our expectations and estimates relating to restructuring activities, including restructuring charges and timing of cash payments related thereto, and operational flexibility, savings, and efficiencies from such restructuring actions. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “aim,” “plan,” "should," or similar expressions. These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward looking statements. For a further description of these risk factors, see the risk factors identified in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except as required by the federal securities laws, we do not have any obligations or intention to release publicly any updates or revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events or for any other reason.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. M. CASTLE & CO.
/s/ Marec E. Edgar
March 17, 2015	By: Marec E. Edgar Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description	Page No.
Exhibit 3.1	Amended and Restated Bylaws of A.M. Castle & Co., as adopted on March17, 2015.	EX-1-
Exhibit 10.1
Settlement Agreement dated March 17, 2015, by and among A.M. Castle & Co., Raging Capital Management, LLC and certain of their affiliates, and Steven W. Scheinkman, Kenneth H. Traub, and Allan J. Young.

EX-19-
Exhibit 99.1	Press Release dated March 17, 2015.	EX-41-